Exhibit 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in Registration Statement No. 333-261306 on Form S-3 of AmerisourceBergen Corporation of our report dated December 22, 2020, relating to the combined financial statements of certain Pharmaceutical Wholesale and Retail Pharmacy International businesses of Walgreens Boots Alliance, Inc., appearing in AmerisourceBergen Corporation’s Current Report on Form 8-K dated March 23, 2021.

/s/ Deloitte & Touche LLP

Chicago, Illinois
November 7, 2022